UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: May 5, 2008

GEOPULSE EXPLORATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-137519	98-0560923
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1055 West Georgia Street, Suite 2772 Vancouver, British Columbia, Canada V6E 3R5
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (778) 318-4988

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 1, 2008, the Board of Directors appointed Mr. Zhipeng Cai, 46, to the Company’s Board.  Mr. Cai has been Vice President of Administration and Financing of Huaxun Datacom Co., Ltd., Beijing, China, since October, 2000. He has also been President of Zhongjia Kailong Technology Co., Ltd., a private company in Beijing, China, since August, 2006. Mr. Cai was the Principle of Yishue Secondary School, Luotian, Hubei, China, from September, 1994 to September, 2000. Mr. Cai graduated from Huanggong Teachers University, Hubei, China in July, 1988.

The Company does not have an employment agreement with the newly appointed director.

There were no transactions during the last two years, or proposed transactions, to which the Company was or is to be a party, in which the new director has or is to have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOPULSE EXPLORATION, INC.

By: /s/ Tim Sun

Tim Sun, CEO

Date: May 6, 2008